Exhibit 99.1

FOR IMMEDIATE RELEASE: October 25, 2012

Media Contact:

Kirstie Burden, Overstock.com, Inc.

+1 (801) 947-3116

kburden@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com Reports Q3 2012 Results

Net income of $2.7 million; Announces details for October 29, 2012 Conference Call

SALT LAKE CITY — Overstock.com, Inc. (NASDAQ: OSTK) today reported financial results for the quarter ended September 30, 2012.

Key Q3 2012 metrics (comparison to Q3 2011):

•                  Revenue:  $255.4M vs. $239.7M (7% increase);

•                  Gross margin: 18.2% vs. 16.0% (220 basis point increase);

•                  Gross profit:  $46.5M vs. $38.4M (21% increase);

•                  Sales and marketing expense: $14.9M vs. $13.8M (8% increase);

•                  Contribution (non-GAAP measure): $31.6M vs. $24.6M (29% increase);

•                  G&A/Technology expense: $29.9M vs. $32.5M (8% decrease);

•                  Net income (loss): $2.7M vs. $(7.8)M ($10.5M increase); and

•                  Diluted EPS: $0.11/share vs. $(0.33)/share ($0.44 increase).

The Company will hold a conference call and webcast to discuss its third quarter 2012 financial results on Monday, October 29, 2012 at 11:30 a.m. Eastern Time.

Webcast information

To access the live webcast and presentation slides, please go to http://investors.overstock.com. To listen to the conference call via telephone, dial (866) 551-1816 and enter conference ID 55715641 when prompted.  Participants outside the United States or Canada who do not have Internet access should dial (706) 758-1198 then enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com starting two hours after the live call has ended.  An audio replay of the webcast will be available via telephone starting at 2:30 p.m. Eastern Time on Monday, October 29, 2012, through 11:59 p.m. Eastern Time on Thursday, November 29, 2012.  To listen to the recorded webcast by phone, please dial (800) 585-8367 then enter the conference ID provided above.  Outside the U.S. or Canada please dial +1 (404) 537-3406 and enter conference ID provided above.

Please email questions to Kevin Moon at kmoon@overstock.com prior to the conference call.

Key financial and operating metrics:

Investors should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Net revenue — Total net revenue in Q3 2012 and 2011 was $255.4 million and $239.7 million, respectively, a 7% increase. The growth in net revenue was primarily due to increases in unique visitors and average order size which more than offset fewer customer orders due to lower conversion rates compared to last year.

Gross profit — Gross profit in Q3 2012 and 2011 was $46.5 million and $38.4 million, respectively, a 21% increase, representing 18.2% and 16.0% of total net revenue for those respective periods. The increase in gross profit was primarily due to a shift in product sales mix and pricing initiatives.

Contribution (a non-GAAP financial measure) and contribution margin (a non-GAAP financial measure) — Contribution in Q3 2012 and 2011 was $31.6 million and $24.6 million, respectively, a 29% increase. Contribution margin increased by 220 basis points to 12.4% from 10.2% for the same periods.

Contribution (a non-GAAP financial measure) (which we reconcile to “gross profit” in our statement of operations) consists of gross profit less sales and marketing expense and reflects an additional way of viewing our results. Contribution margin is contribution as a percentage of total net revenue. When viewed with our GAAP gross profit less sales and marketing expenses, we believe contribution and contribution margin provides management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses. Contribution and contribution margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of contribution is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income (loss) and net income (loss).

For further details on contribution and contribution margin, see the calculation of these non-GAAP financial measures and the reconciliation of contribution to gross profit below (in thousands):

	Three months ended September 30,
	2012		2011
Total net revenue	$255,352	100%	$239,738	100%
Cost of goods sold	208,810	81.8%	201,365	84.0%
Gross profit	46,542	18.2%	38,373	16.0%
Less: Sales and marketing expense	14,899	5.8%	13,822	5.8%
Contribution and contribution margin	$31,643	12.4%	$24,551	10.2%

Sales and marketing expenses — Sales and marketing expenses totaled $14.9 million and $13.8 million in Q3 2012 and 2011, respectively, an 8% increase, and representing 5.8% of total net revenue for both periods.

Technology expenses — Technology expenses totaled $16.1 million and $17.2 million in Q3 2012 and 2011, respectively, a 6% decrease, and representing 6.3% and 7.2% of total net revenue for those periods. The $1.1 million decrease was primarily due to lower compensation related costs from reduced staffing.

General and administrative (“G&A”) expenses — G&A expenses totaled $13.8 million and $15.3 million in Q3 2012 and 2011, respectively, a 10% decrease, and representing 5.4% and 6.4% of total net revenue for those periods. The $1.5 million decrease is largely due to lower legal fees.

Operating income/(loss) — Operating income totaled $1.8 million and $(7.9) million in Q3 2012 and 2011, respectively, a $9.7 million increase.

Restructuring — Restructuring was a credit of $(45,000) and $0 in Q3 2012 and 2011, respectively. The restructuring credit of $(45,000) is related to subleasing our IT development office in Provo.

Interest income — Interest income totaled $30,000 and $23,000 in Q3 2012 and 2011, respectively.

Interest expense — Interest expense totaled $194,000 and $662,000 in Q3 2012 and 2011, respectively, a decrease of $468,000 or 71%. The decrease in interest expense is primarily a result of extinguishments of US Bank finance obligations and Senior Notes during 2011.

Other income, net — Other income, net totaled $1.2 million and $553,000 in Q3 2012 and 2011, respectively. The increase in other income, net is primarily due to an increase in Club O Rewards breakage.

Income taxes — Income tax expense totaled $131,000 and a benefit of $(240,000) in Q3 2012 and 2011, respectively, an increase of $371,000.

Net income/(loss) — Net income totaled $2.7 million and a loss of $(7.8 million) for Q3 2012 and 2011, respectively, an increase of $10.5 million. Earnings per share was $0.11 on a fully diluted basis in Q3 2012, compared to $(0.33) for Q3 2011.

Free cash flow (a non-GAAP financial measure) — Free cash flow totaled $15.7 million and $24.2 million for the twelve months ended September 30, 2012 and 2011, respectively. The $8.5 million decrease was due to a $3.1 million decrease in operating cash flows and a $5.4 million increase in capital expenditures.

Free cash flow reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and liquidity. Free cash flow, which we reconcile to “net cash provided by (used in) operating activities,” is cash flow from operations reduced by “expenditures for fixed assets, including internal-use software and website development.” We believe that cash flows from operating activities is an important measure, since it includes both the cash impact of the continuing operations of the business and changes in the balance sheet that impact cash. However, we believe free cash flow is a useful measure to evaluate our business since purchases of fixed assets are a necessary component of ongoing operations and free cash flow measures the amount of cash we have available for mandatory debt service and financing obligations, changes in our capital structure, and future investments, after we have paid our operating expenses.

Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

Our calculation of free cash flow is set forth below (in thousands):

	Nine months ended September 30,		Twelve months ended September 30,
	2012	2011	2012	2011
Net cash provided by (used in) operating activities	$(13,337)	$(16,300)	$28,626	$31,744
Expenditures for fixed assets, including internal-use software and website development	(10,563)	(6,344)	(12,960)	(7,538)
Free cash flow	$(23,900)	$(22,644)	$15,666	$24,206

Cash and working capital — We had cash and cash equivalents of $72.5 million and $97.0 million and working capital of $(4.5) million and $(14.1) million at September 30, 2012 and December 31, 2011, respectively.

About Overstock.com

Overstock.com (NASDAQ: OSTK) is an online discount retailer based in Salt Lake City, Utah that sells a broad range of products including furniture, rugs, bedding, electronics, clothing, jewelry, travel, cars, and insurance.  Worldstock.com, a fair trade department dedicated to selling artisan-crafted products from around the world offers additional unique items.  Main Street Revolution supports small businesses across the United States by providing them a national customer base.  A recent Nielsen State of the Media: Consumer Usage Report placed Overstock.com among the top five most visited mass merchandiser websites.  The NRF Foundation/American Express Customer Choice Awards ranks Overstock.com #4 in customer service among all U.S. retailers.  Overstock.com sells internationally under the name O.co.  Overstock.com (http://www.overstock.com and http://www.o.co) regularly posts information about the company and other related matters under Investor Relations on its website.

Overstock.com®, O.co®, Worldstock Fair Trade® and Club O Rewards® are registered trademarks of Overstock.com, Inc.  O.info™, Club O™, and Club O Rewards Dollars™ and Your Savings Engine™ are trademarks of Overstock.com, Inc. All other trademarks are the property of their respective owners.

# # #

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact. Our Annual Report on Form 10-K for the year ended December 31, 2011 that was filed on March 2, 2012, and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates or forward-looking statements.

Overstock.com, Inc.

Consolidated Statements of Operations and

Comprehensive Income (Loss) (Unaudited)

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenue, net
Direct	$34,215	$34,749	$109,048	$116,353
Fulfillment partner	221,137	204,989	648,207	623,847
Total net revenue	255,352	239,738	757,255	740,200
Cost of goods sold
Direct	30,684	32,472	99,422	105,733
Fulfillment partner	178,126	168,893	520,614	506,240
Total cost of goods sold	208,810	201,365	620,036	611,973
Gross profit	46,542	38,373	137,219	128,227
Operating expenses:
Sales and marketing	14,899	13,822	42,886	42,902
Technology	16,085	17,171	46,845	50,639
General and administrative	13,828	15,321	43,166	50,032
Restructuring	(45)	—	53	—
Total operating expenses	44,767	46,314	132,950	143,573
Operating income (loss)	1,775	(7,941)	4,269	(15,346)
Interest income	30	23	86	121
Interest expense	(194)	(662)	(655)	(1,968)
Other income, net	1,213	553	2,364	962
Income (loss) before income taxes	2,824	(8,027)	6,064	(16,231)
Provision (benefit) for income taxes	131	(240)	182	(202)
Net income (loss)	$2,693	$(7,787)	$5,882	$(16,029)
Deemed dividend related to redeemable common stock	—	—	—	(12)
Net income (loss) attributable to common shares	$2,693	$(7,787)	$5,882	$(16,041)
Net income (loss) per common share—basic:
Net income (loss) attributable to common shares—basic	$0.11	$(0.33)	$0.25	$(0.69)
Weighted average common shares outstanding—basic	23,447	23,276	23,382	23,253
Net income (loss) per common share—diluted:
Net income (loss) attributable to common shares—diluted	$0.11	$(0.33)	$0.25	$(0.69)
Weighted average common shares outstanding—diluted	23,754	23,276	23,511	23,253

Comprehensive income (loss)	$2,693	$(7,787)	$5,882	$(16,029)

Other data:
Gross bookings	$293,299	$262,564	$850,610	$814,928

Overstock.com, Inc.

Consolidated Balance Sheets (Unaudited)

(in thousands)

	September 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$72,469	$96,985
Restricted cash	2,060	2,036
Accounts receivable, net	14,020	13,501
Inventories, net	21,390	22,993
Prepaid inventories, net	1,668	1,027
Prepaids and other assets	13,550	12,651
Total current assets	125,157	149,193
Fixed assets, net	23,084	25,322
Goodwill	2,784	2,784
Other long-term assets, net	2,643	2,260
Total assets	$153,668	$179,559
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$43,302	$70,332
Accrued liabilities	40,508	47,902
Deferred revenue	28,814	27,978
Line of credit	17,000	17,000
Capital lease obligations, current	—	110
Total current liabilities	129,624	163,322
Capital lease obligations, non-current	—	2
Other long-term liabilities	2,765	2,998
Total liabilities	132,389	166,322

Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	355,992	353,368
Accumulated deficit	(255,883)	(261,765)
Treasury stock	(78,832)	(78,368)
Total stockholders’ equity	21,279	13,237
Total liabilities and stockholders’ equity	$153,668	$179,559

Overstock.com, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine months ended September 30,		Twelve months ended September 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income (loss)	$5,882	$(16,029)	$2,473	$(1,170)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	11,935	12,472	15,813	16,581
Realized gain from sale of marketable securities	(8)	—	(8)	—
Loss (gain) on disposition of fixed assets	72	—	72	(14)
Stock-based compensation to employees and directors	2,624	2,411	3,264	3,697
Amortization of deferred loan costs and debt discount	55	77	105	162
Loss from early extinguishment of debt	—	54	1,199	54
Restructuring charges (reversals)	53	—	53	(433)
Changes in operating assets and liabilities:
Restricted cash	(24)	159	323	159
Accounts receivable, net	(519)	5,115	(5,575)	(57)
Inventories, net	1,603	12,904	(2,180)	15,183
Prepaid inventories, net	(641)	667	(253)	1,296
Prepaids and other assets	(314)	(3,218)	2,448	(1,674)
Other long-term assets, net	(1,160)	12	(1,332)	271
Accounts payable	(26,958)	(24,775)	761	(3,253)
Accrued liabilities	(7,478)	(3,507)	2,981	567
Deferred revenue	836	(2,847)	7,634	430
Other long-term liabilities	705	205	848	(55)
Net cash provided by (used in) operating activities	(13,337)	(16,300)	28,626	31,744
Cash flows from investing activities:
Purchases of marketable securities	(69)	(119)	(110)	(155)
Sale of marketable securities	154	—	154	—
Proceeds from sale of fixed assets	56	—	56	—
Purchases of intangible assets	(6)	(7)	(3)	(23)
Expenditures for fixed assets, including internal-use software and website development	(10,563)	(6,344)	(12,960)	(7,538)
Net cash used in investing activities	(10,428)	(6,470)	(12,863)	(7,716)
Cash flows from financing activities:
Payments on capital lease obligations	(112)	(654)	(188)	(722)
Drawdowns on line of credit	—	17,000	—	17,000
Capitalized financing costs	—	(121)	(19)	(121)
Proceeds from finance obligations	—	1,429	—	3,235
Payments on finance obligations	—	(3,390)	(21,528)	(4,231)
Paydown on direct financing arrangement	(175)	(160)	(231)	(211)
Payments to retire convertible senior notes	—	(34,615)	—	(34,615)
Purchase of treasury stock	(464)	(1,602)	(466)	(1,606)
Purchase of redeemable stock	—	—	—	(26)
Exercise of stock options	—	—	—	(1)
Net cash used in financing activities	(751)	(22,113)	(22,432)	(21,298)
Net increase (decrease) in cash and cash equivalents	(24,516)	(44,883)	(6,669)	2,730
Cash and cash equivalents, beginning of period	96,985	124,021	79,138	76,408
Cash and cash equivalents, end of period	$72,469	$79,138	$72,469	$79,138